UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered:	Name of Each Exchange on Which Each Class Is to Be Registered:

6.250% Junior Subordinated Notes due 2058	New York Stock Exchange

☒	Indicate by check mark if this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e).

☐	Indicate by check mark if this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e).

☐	Indicate by check mark if this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220106

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 6.250% Junior Subordinated Notes due 2058 issued by Unum Group (the “Company”) is incorporated by reference to (i) the section captioned “Description of the Junior Subordinated Notes” in the Company’s Prospectus Supplement, dated May 21, 2018, to the Company’s Prospectus, dated August 22, 2017, and (ii) the section captioned “Description of Debt Securities” in the Company’s Prospectus, dated August 22, 2017, included in the Company’s Registration Statement on Form S-3 (File No. 333-220106), filed by the Company with the Securities and Exchange Commission on August 22, 2017.

Item 2. Exhibits.

Exhibit No.

1.1	Indenture for Subordinated Debt Securities, dated as of May 29, 2018, between Unum Group and The Bank of New York Mellon Trust Company, N.A., as Trustee.
1.2	Form of 6.25% Junior Subordinated Notes due 2058 (incorporated by reference to Exhibit 4.1 of Unum Group’s Form 8-K filed on May 29, 2018). .

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

Unum Group
(Registrant)

Date: June 12, 2018	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary